NEWS RELEASE

Vancouver, Canada - February 21, 2002: Imagis Technologies Inc. (the "Company") announces that it has agreed to extend the expiry date of 266,666 warrants held by its President, Mr. Iain Drummond, from February 25, 2002, to June 25, 2002. The Company granted Mr. Drummond this warrant extension as the original expiry date coincided with a blackout period imposed on Mr. Drummond under which he is not able to purchase or sell securities of the Company. The warrant expiry extension has, in this special circumstance, been accepted for filing by the Canadian Venture Exchange.

February 25, 2002, marks the third anniversary of the completion of the Company's qualifying transaction and as such, all remaining escrow shares will be released.

ON BEHALF OF THE BOARD

Rory S. Godinho

Corporate Secretary and Director

CONTACT:

Sandra Buschau, VP Investor Relations Imagis Technologies Inc. Tel: (604) 684-2449 E-mail: sandy@imagistechnologies.com

The Canadian Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.